EXHIBIT 5.1

                                  July 1, 2002

The Board of Directors
PhotoWorks, Inc.
1260 16th Avenue West
Seattle, Washington 98119

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished to PhotoWorks, Inc., a Washington corporation (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by shareholders of the Company (the "Selling Shareholders") of up to 6,857,436 shares (the "Shares") of common stock, $.01 par value (the "Common Stock") issuable to the Selling Shareholders upon the conversion of the Company's Series A and Series B Preferred Stock.

         We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the shares of Series A and Series B Preferred Stock. We have made such other factual inquiries as we deemed necessary to render this opinion.

         Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the conversion rights contained in the Series A and Series B Preferred Stock has been duly authorized and, when converted in accordance with the terms of the Series A and Series B Preferred Stock, the Shares will be validly issued, fully paid and non-assessable.

         We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

         We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

                                         Very truly yours,


                                        /S/ HELLER EHRMAN WHITE & McAULIFFE LLP

                                            HELLER EHRMAN WHITE & McAULIFFE LLP